EXHIBIT 21.1

                   Southern Investments UK plc - subsidiaries
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


SIUK plc Subsidiary                                                % owned    Status

South Western Electricity plc                                        100      Operating
Aztec Insurance Limited                                              100      Operating
EA Technology Limited                                                7.7      Operating
ElectraLink Limited                                                  6.19     Operating
Electricity Association Limited                                      5.9      Operating
Electricity Pensions Limited                                         0        Operating
Electricity Pensions Trustee Limited                                 5        Operating
ESN Holdings Limited                                                 4.5      Operating
Non-Fossil Purchasing Agency Limited                                 8.3      Operating
Northmere Limited                                                    0        Operating
REC Collect Limited                                                  25       Operating
South West Enterprise Limited                                        0        Operating
South Western Electricity Share Scheme Trustees Limited              100      Dormant
South Western Energy Limited                                         100      Dormant
South Western Helicopters Limited                                    100      Operating
South Western Natural Gas Limited                                    100      Dormant
South Western Power Limited                                          100      Operating
       Green Electron Limited                                        90       Operating
       South Western Power Investments Limited                       100      Operating
            Teesside Power Limited                                   7.7      Operating
            Wind Resources Limited                                   45       Operating
                  Carland Cross Limited                              100      Operating
                  Coal Clough Limited                                100      Operating
            Winterton Power Limited                                  25       Operating
St Clements Services Limited                                         9.1      Operating
SWEB Data Collection Services Limited                                100      Operating
SWEB Energy Purchasing Limited                                       100      Operating
SWEB Finance Limited                                                 100      Dormant
SWEB Gas Limited                                                     100      Dormant
SWEB Insurance Limited                                               100      Operating
SWEB Investments 1996 Limited                                        100      Operating
       Croeso Systems Development Limited                            50       Operating
       EBusiness South West Limited                                  45       Operating
SWEB Limited                                                         100      Dormant
SWEB Natural Gas Limited                                             100      Dormant
SWEB Meter Operator Services Limited                                 100      Dormant
SWEB Pension Trustee Limited                                         100      Dormant
SWEB Property Developments Limited                                   100      Operating
       Temple Back Developments Limited                              49       Operating
            Weston-Super-Mare Developments Limited                   100      Operating
SWEB Property Investments Limited                                    100      Operating
SWEB Retail Limited                                                  100      Dormant
SWEB Telecom Limited                                                 100      Dormant
UK Data Collection Services Limited                                  8.3      Operating
Western Natural Gas Limited                                          100      Dormant

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